BRL 35,356,350.50*0.2859= $12,635,350.50
Bloomberg exchange rate on April 12, 2016     Bank Services Pledge Agreement (Cash-Secured)

Applicant: Solazyme, Inc.     Date: April 12, 2016
☒ Authorizes Silicon Valley Bank (the “Bank”) to debit the amount of $12,635,350.50 from the Account Number _______________ to establish the Collateral Money Market Account (the “Deposit Account”) for the following requested Bank Services: (please choose only one - a separate pledge agreement is required for each)
☒ Letters of Credit    ☐ Merchant Services    ☐ Business Credit Card    ☐ ACH Services
☐ Foreign Currency Exchange Service (FX Service)
Applicant requests the services checked above (the “Bank Services”) through Silicon Valley Bank (“Bank”) pursuant to letter of credit applications and/or cash management services agreements executed from time to time by Applicant (the “Client Agreements”). To induce Bank to provide such Services, Applicant agrees to enter into this Pledge Agreement.
GRANT OF SECURITY INTEREST. Applicant pledges and grants to Bank a security interest in the Deposit Account and in any and all monies at any time held therein with all interest and income thereon, all documents, instruments and agreements evidencing the Deposit Account and all renewals and replacements of, additions to and proceeds of any of the same (the “Collateral”) to secure payment and performance of Applicant’s existing and future obligations under this Pledge Agreement and in the Client Agreements (collectively the “Documents”). In the event the Bank determines at any time that the value of the Collateral is less than Applicant’s existing obligations under the Documents or if Applicant requests additional Services, Applicant will pledge to Bank such additional Collateral as Bank may reasonably require. Bank may place a hold on the Deposit Account and may hold the Collateral following the date all obligations secured hereby are paid in full for such period as may be provided in the applicable Client Agreement.
AGREEMENTS. Applicant agrees that it shall not pledge, assign, transfer or otherwise dispose of any part of the Collateral, or create or permit to exist any security interest or other encumbrance on the Collateral other than in favor of Bank. Applicant will execute and deliver any documents that Bank may request to perfect and continue Bank’s security interest in the Collateral. Applicant irrevocably appoints Bank as Applicant’s attorney-in-fact to take any action and to execute any instrument to accomplish the purposes of this Pledge Agreement regardless of whether an Event of Default (as defined below) has occurred. Applicant agrees to indemnify and hold Bank and its directors, officers, employees, agents, and attorneys harmless against all claims, losses, liabilities, damages and expenses (including reasonable attorneys’ fees), that Bank incurs in connection with this Pledge Agreement, including in connection with its exercise of rights and remedies following an Event of Default, except to the extent such result directly from the gross negligence or willful misconduct of the party seeking indemnification. Such indemnification obligation will survive until the Documents have terminated and all obligations secured hereby are paid in full.
DEFAULT AND REMEDIES. Upon the occurrence of any of the following (each, an “Event of Default”): (a) Applicant fails to pay or perform any obligation under the Documents or under any other agreement between Applicant and Bank when due or there shall otherwise occur a default thereunder, (b) Bank’s security interest in the Collateral ceases to be a first priority perfected security interest; (c) there occurs a material adverse change in the business, operations or condition (financial or otherwise) of Applicant or a material impairment of the prospect of repayment of any portion of Applicant’s obligations under the Documents; (e) Applicant becomes insolvent; or (f) a petition is filed by or against Applicant for relief under any bankruptcy or other debtor relief law, then, unless Bank chooses otherwise, any and all obligations of Applicant to Bank under the Documents shall be due and payable in full without notice or demand and Bank may exercise all rights and remedies available to it, at law, in equity and otherwise, including rights of a secured party under the Uniform Commercial Code.
MISCELLANEOUS. Bank and Applicant agree that this Pledge Agreement will be governed exclusively by the laws of the State of California irrespective of conflict of laws principles. Bank and Applicant each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California. TO THE EXTENT PERMITTED BY LAW, APPLICANT AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THE DOCUMENTS, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS, THIS WAIVER IS A MATERIAL INDUCEMENT FOR APPLICANT TO DELIVER THIS PLEDGE AGREEMENT AND FOR BANK TO PROVIDE THE SERVICES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. In the event the foregoing waiver is held unenforceable (as finally determined by a court of competent jurisdiction) Applicant and Bank agree that all disputes arising out of or in connection with the Documents or the transactions contemplated hereby shall be resolved by a judicial reference proceeding pursuant to California Code of Civil Procedure Section 638. The judicial referee appointed to decide the judicial reference proceeding shall be empowered to hear and resolve any and all issues in the proceeding, whether of fact or law.

/s/ Jonathan Wolfson	Jonathan Wolfson	Chief Executive Officer

/s/ Tyler Painter	Tyler Painter	Chief Financial Officer

Signature	Print Name	Title

Silicon Valley Bank — Bank Services Pledge Agreement (Cash-Secured)    Rev. Mar 12, 2013    Page 1 of 1

If the Applicant has not already executed an incumbency certification, borrowing resolution or other authorization document permitting the Applicant and the signer above to take the actions identified below, then the Applicant must complete the below certification.

I, the Secretary or Assistant Secretary of ______________________________ (“Applicant”), certify that Applicant is an existing corporation, limited liability company or partnership (whichever is applicable) under the laws of the State or Commonwealth of ______________. I certify that at a duly held meeting of Applicant’s Directors (or by other authorized corporate action) the following resolutions were adopted.
Resolved that any one of the following officers of Applicant, whose name, title and signature appear below:
Print Name        Signature        Title

may: (a) act for Applicant; (b) execute any documents Bank requires; (c) grant Bank a security interest in property and assets of Applicant, including deposit accounts maintained with Bank; (d) apply for letters of credit and cash management services, including merchant services, business credit cards, automated clearing house transactions and foreign currency exchange services, through Bank; (e) designate other individuals to request advances, pay obligations owed Bank and execute other documents or agreements (including those that waive Applicant’s right to a jury trial) which such officer thinks appropriate to effectuate these Resolutions.
Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified.
Bank may rely on these resolutions until Bank receives written notice of their revocation for the transaction contemplated in this Agreement and for future similar transactions. I certify that the persons listed above are Applicant’s officers with the titles and signatures shown following their names and that these resolutions have not been modified and are currently effective.
X

    Secretary or Assistant Secretary        Date
If the certifying officer is designated as a signer in these resolutions, then another corporate officer must also sign below:
X

    Corporate Officer        Date
If the Applicant has only one officer, please sign below as both Secretary and as an authorized officer:
X

    I attest that I am the only officer of the Applicant.

For SVB Internal Use

Silicon Valley Bank — Bank Services Pledge Agreement (Cash-Secured)    Rev. Mar 12, 2013    Page 2 of 2

Collateral Money Market Account (the “Deposit Account”) Number: __________________ established on __________________.
Date of previously executed incumbency certificate, borrowing resolution or other authorization document:     ______
SVB employee signature verifying date of previously signed incumbency certificate, borrowing resolution or other authorization document:

SVB Employee Signature        Print Name        Title        Date

Silicon Valley Bank — Bank Services Pledge Agreement (Cash-Secured)    Rev. Mar 12, 2013    Page 2 of 2